EXHIBIT 3.1


                                 AMENDED BY-LAWS

                                       OF

                           LILLIAN VERNON CORPORATION


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETINGS. The annual meeting of stockholders of Lillian Vernon Corporation (the "Company") shall be held on such business day of each year not less than ninety (90) nor more than one hundred eighty (180) days after the close of the Company's fiscal year as may be determined by the Board of Directors, provided that the first annual meeting shall be held during such time period in the year after the year of formation of the Company. A failure to hold the annual meeting at the designated time shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Company.

         Any stockholder wishing to nominate directors must notify the Company at least one hundred and twenty (120) days before the one year anniversary of the date on which the notice of meeting was sent with respect to the prior year's annual meeting of stockholders.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time only by the Chairman of the Board or the President or the Board of Directors, or may be called by the stockholders if required by law.

         SECTION 3. PLACE OF MEETINGS. All annual and special stockholders' meetings shall be held, at such place within or without the State of Delaware, as the Directors may from time to time fix.

         SECTION 4. NOTICE OF MEETINGS. Unless otherwise provided by statute, notice of each annual or special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the day on which the meeting is to be held, by mailing to such stockholder, postage prepaid, a written or printed notice thereof addressed to him at his last known post office address appearing on the books of the Company.

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         Notice of any meeting of stockholders need not be given to any person who may become a stockholder of record after the mailing of such notice and prior to the meeting, or to any person who shall attend such meeting in person or by proxy, except when such attendance is for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting. Unless otherwise provided by statute, notice of any adjourned meeting of stockholders need not be given.

         SECTION 5. QUORUM. Unless otherwise provided by statute or by the Certificate of Incorporation, at each meeting of stockholders, those present in person, or by proxy of stockholders holding of record in the aggregate a majority of the outstanding shares of stock entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy at the time and place of any meeting or, if no stockholder entitled to vote is so present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time, without notice other than announcement at the meeting at which a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 6. VOTING. Unless otherwise provided by statute or by the Certificate of Incorporation, at each meeting of stockholders, each stockholder shall be entitled to one vote for each share of stock of the Company held by him and registered in his name on the books of the Company at the time of such meeting, except as hereinafter in this Section 6 provided with respect to elections of directors and except where, pursuant to the provisions of Section 3 of ARTICLE VI of these By-Laws, a date shall have been fixed as a record date for the determination of the stockholders entitled to vote. Except where, pursuant to the provisions of Section 5 of ARTICLE VI, the transfer books of the Company shall have been closed or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, no share of stock shall be voted at any election for directors which shall have been transferred on the books of the Company within twenty (20) days next preceding such election.

         Any stockholder entitled to vote may vote in person or by proxy in writing, provided, however, that no proxy shall be voted on at any election after the expiration of one year from its date unless said proxy provides for a longer period.

         Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said stock and vote thereon.

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         Unless otherwise provided by statute or by the Certificate of
Incorporation or by these By-Laws, at each meeting of stockholders all matters shall be decided by the vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote.

         Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if stockholders entitled to vote, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting, consent thereto in writing and the writing or writings are filed with the minutes of the Company.

         SECTION 7. LIST OF STOCKHOLDERS. The Secretary or other officer of the Company who shall have charge of the stock ledger of the Company shall prepare and make, at least ten (10) days before each election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours at the place where said election is to be held for said ten (10) days and shall be produced and kept at the time and place of election during the whole time thereof and subject to the inspection of any stockholder who may be present.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business, affairs and property of the Company shall be managed by the Board of Directors.

         SECTION 2. NUMBER, TERM OF OFFICE, CLASSIFICATION AND QUALIFICATIONS. The number of directors which shall constitute the entire Board of Directors shall not be less than three (3) nor more than fifteen (15) directors. Within such limits, the number of directors shall be determined from time to time by resolution of the Board of Directors. The members of the Board of Directors shall be divided into three classes in respect of terms of office, each class to contain as near as may be one-third of the whole number of the Board. Of the Board of Directors, the members of one class shall serve until the annual meeting of stockholders held in the year following their election, the members of the second class shall serve until the annual meeting of stockholders held two years following their election, and the members of the third class shall serve until the annual meeting of stockholders held three years following their election; provided, however, that in each case directors shall continue to serve until their successors shall be elected and shall qualify. At each annual meeting of stockholders following election of the first Board of Directors, one class of directors shall be elected to serve until the annual meeting of stockholders held three years next following and until their successors shall be elected and shall qualify or until his death, resignation or removal from office. No director need be a stockholder of the Company or a citizen of the United States or a resident of the State of Delaware.

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         SECTION 3.    ELECTION OF DIRECTORS. Unless otherwise provided by
statute or by the Certificate of Incorporation, at each meeting of the stockholders for the election of directors, the directors shall be chosen by a plurality of the votes given at such election.

         SECTION 4. ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors shall be held in each year promptly after the annual meeting of stockholders, at such place as the Board of Directors may fix from time to time and if so held, no notice of such meeting need be given. If the annual meeting shall not be so held in any year, such meeting shall be held as soon thereafter as practicable upon the notice provided for in Section 6 of this
ARTICLE II. The Board of Directors from time to time may provide for the holding of regular meetings and fix the time and place (which may be within or outside the State of Delaware) of such meetings.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or two or more directors at such time and place (which may be within or outside the State of Delaware) as may be specified in the respective notices or waivers of notice thereof.

         SECTION 6. NOTICE OF MEETINGS. No notice shall be required for regular meetings for which the time and place have been fixed. Notice of each special meeting of the Board of Directors shall be mailed to each director addressed to him at his residence or usual place of business at least five (5) days before the day on which the meeting is to be held or shall be sent to him at such place by telex or equivalent or telephoned or delivered to him personally not later than the day before the day on which the meeting is to be held. Unless otherwise provided by statute, notice of any special meeting need not be given to any director who shall attend such meeting in person except when such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened or who shall waive notice thereof in writing or by telex or equivalent whether before or after the time of such meeting. Any such meeting shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat. Unless otherwise provided by statute, notice of any adjourned meeting need not be given.

         SECTION 7. QUORUM AND MANNER OF ACTING. At each meeting of the Board of Directors, the presence of a majority of the whole Board of Directors, as then constituted, shall be necessary and sufficient to constitute a quorum for the transaction of business subject, however, to the provisions of Section 10 of this ARTICLE II. Except as otherwise provided by statute or by the Certificate of Incorporation or in ARTICLE IX hereof, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present.

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         Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

         Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at the meeting.

         SECTION 8. ISSUANCES OF ADDITIONAL CLASSES OR SERIES OF STOCK. The Board of Directors may, upon the vote of a majority of its members, authorize the issuance of such class or series of stock as it may determine, pursuant to authority granted to it in the Certificate of Incorporation. The resolution or resolutions authorizing such class or series of stock shall set forth such powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, as are set forth in the Certificate of Incorporation authorizing such issuance, or if not set forth therein, such resolution or resolutions shall be filed as a Certificate of Designation as provided in Section 151(g) of the Delaware General Corporation Law, as the same may be amended or supplemented from time to time.

         SECTION 9. RESIGNATIONS. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Company. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

         SECTION 10. VACANCIES. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement or removal from office of any director or otherwise or any new directorship is created by an increase in the authorized number of directors, a majority of the directors in office, though less than a quorum, may choose a successor or successors or fill the newly created directorship. Any director elected to fill a vacancy shall have the same term as that of his predecessor or if such vacancy occurs as a result of an increase in the number of directors, such term as shall be prescribed by the Board of Directors, as constituted prior to such increase in number.

         SECTION 11. COMPENSATION. The directors shall receive such compensation for their services as directors and such allowance for traveling expenses for attendance at meetings of the Board, as may be determined by the Board of Directors: the foregoing shall not be construed as prohibiting the payment to any person who is a director of compensation for services rendered to the Company in any other capacity.

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         SECTION 12.   COMMITTEES OF DIRECTORS. The Company shall have an
Executive Committee, which shall be appointed by a resolution passed by a majority of the entire Board of Directors, and which shall have and may exercise all powers and authority of the Board of Directors, unless specifically limited by a resolution of the entire Board of Directors and except as otherwise specifically limited by these By-Laws.

         The Company shall have a Compensation Committee and such other committee or committees as the Board of Directors shall deem appropriate. Each such committee shall have such authority and duties as may be from time to time delegated to it by a resolution passed by a majority of the entire Board of Directors.

         Each committee shall consist of one or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee.

         A majority of a committee shall constitute a quorum for the transaction of business. Each committee shall keep regular minutes of its meetings and shall report the same to the Board of Directors when requested. The Board of Directors may discharge any committee or any member thereof either with or without cause at any time.

         In the absence or disqualification of a member of a committee, a majority of the entire Board of Directors may appoint another member of the Board of Directors to act at any such meeting in the place of any such absent or disqualified member.

         Any such committee, including the Executive and Compensation Committees, shall have no power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the stockholders a dissolution of the Company or a revocation of a dissolution, amending the By-Laws of the Company or declaring a dividend or authorizing the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         SECTION 13.   REMOVAL OF DIRECTORS.

         (a) At any meeting of stockholders or directors, any director or directors may be removed from office, only for cause, and only upon either the vote of at least two thirds of the Board of Directors or the vote of at least two thirds of the holders of outstanding shares entitled to vote for the election of directors.

         (b) When any director or directors are removed, new directors may be elected at the same meeting of the stockholders, if the directors were removed by the vote of stockholders, or at the same meeting of directors, if the directors were removed by vote of the Board of Directors, for the unexpired term of the director or directors removed.

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         SECTION 14.   LIMITATION ON PERSONAL LIABILITY OF DIRECTORS.

         (a) A director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. In particular, and without limiting the generality of the foregoing, the personal liability of the directors of the Company is hereby eliminated to the fullest extent permitted by Paragraph (7) of Subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

         (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                   ARTICLE III

                                    OFFICERS

         SECTION 1. NUMBER. The officers of the Company shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this ARTICLE III. The same person may hold two or more offices other than the offices of President and Secretary.

         SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. Each officer (except such officers as may be appointed in accordance with the provisions of Section 3 of this ARTICLE III) shall be chosen by the Board of Directors. Each such officer (whether chosen at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold his office until the next annual meeting of the Board of Directors and until his successor shall have been chosen and qualified or until his death or until he shall have resigned in the manner provided in Section 4 of this ARTICLE III or shall have been removed in the manner provided in Section 5 of this ARTICLE III. The Chairman of the Board shall be and remain a director of the Company during the term of his or her respective office. Any other officer may, but need not be a director of the Company.

         SECTION 3. SUBORDINATE OFFICERS AND AGENTS. The Board of Directors from time to time may appoint other officers or agents (including one or more Assistant Secretaries and one or more Assistant Treasurers) to hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint and remove any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

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         SECTION 4.    RESIGNATIONS. Any officer may resign at any time by
giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Company. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

         SECTION 5. REMOVAL. Any officer specifically designated in Section 1 of this ARTICLE III may be removed at any time, either for or without cause, by resolution or resolutions adopted at any meeting of the Board of Directors called for such purpose. Any officer or agent appointed in accordance with the provisions of Section 3 of this ARTICLE III may be removed, either for or without cause, by the Board of Directors at any meeting or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

         SECTION 6. VACANCIES. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed by these By-Laws for regular election or appointment to such office.

         SECTION 7. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer of the Company subject to the direction of the Board of Directors. He shall be responsible for the execution of the policies and decisions of the Board of Directors and shall have general charge of the business, affairs and property of the Company and shall have general supervision over its officers and agents. He shall preside at all meetings of the Board of Directors and at all meetings of stockholders, and he shall be ex officio a member of all standing committees of the Board of Directors. He may sign with any other officer thereunto duly authorized certificates of stock of the Company, the issuance of which shall have been duly authorized, and may sign and execute in contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where, by general or special resolution of the Board of Directors, the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent or except as shall be required by law otherwise to be signed or executed. From time to time he shall report to the Board of Directors all matters within his knowledge which the interests of the Company may require to be brought to their attention. He shall also perform such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors.

         SECTION 8. THE PRESIDENT. The President shall be responsible for the execution of the policies and decisions of the Board of Directors and, subject to the direction of the Chairman of the Board, shall have general charge of the day to day operations of the business of the Company. He shall, in the absence of the Chairman of the Board, preside at all meetings of stockholders. He may sign, with any other officer thereunto duly authorized, certificates of stock of the Company, the issuance of which shall have been duly authorized, and may sign and execute in the name of the Company agreements, deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where, by general or special resolution of the Board of Directors, the signing and execution thereof shall be expressly delegated by

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the Board of Directors to some other officer or agent or except as shall be required by law otherwise to be signed or executed. From time to time he shall report to the Board of Directors all matters within his knowledge which the interests of the Company may require to be brought to their attention. He shall also perform such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

         SECTION 9. THE EXECUTIVE VICE PRESIDENTS. At the request of the President or in his absence or disability, the Executive Vice President designated by the President (or in the absence of such designation, the Executive Vice President designated by the Board of Directors) shall perform all the duties of the President and when so acting shall have all the powers of and be subject to all restrictions upon the President. Any Executive Vice President may also sign with any other officer thereunto duly authorized certificates of stock of the Company, the issuance of which shall have been duly authorized, and may sign and execute in the name of the Company, agreements, deeds, mortgages, bonds and other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent. Each Executive Vice President shall perform such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

         SECTION 10. THE VICE PRESIDENTS. In the absence or disability of the President and the Executive Vice Presidents, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board of Directors) shall perform all the duties of the President and when so acting shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also sign with any other officer thereunto duly authorized certificates of stock of the Company, the issuance of which shall have been duly authorized, and may sign and execute in the name of the Company, agreements, deeds, mortgages, bonds and other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent. Each Vice President shall perform such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

         SECTION 11. THE SECRETARY. The Secretary shall be sworn to the faithful discharge of his duties. He shall:

         (a) record all the proceedings of the meetings of the stockholders and Board of Directors in a book or books to be kept for that purpose;

         (b) cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by statute;

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         (c)  whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the Chairman of such committee with a copy of such resolution;

         (d) be custodian of the records and of the seal of the Company and cause such seal to be affixed to all certificates representing stock of the Company prior to the issuance thereof and to all instruments, the execution of which on behalf of the Company under its seal shall have been duly authorized;

         (e) see that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed;

         (f) have charge of the stock books of the Company and cause the stock and transfer books to be kept in such manner as to show at any time the amount of stock of the Company of each class issued and outstanding, the names alphabetically arranged and the addresses of the holders of record thereof, the number and class of shares held by each and the date when each became such holder of record; and exhibit at all reasonable times to any director, upon application, the original or duplicate stock register;

         (g) perform the duties required of him under Section 7 of ARTICLE I of these By-Laws;

         (h)  except as otherwise permitted by the provisions of Section 1 of
ARTICLE VI of these By-Laws, sign (unless the Treasurer, an Assistant Treasurer or Assistant secretary shall sign) certificates representing stock of the Company, the issuance of which shall have been duly authorized; and

         (i) in general, perform all duties incident to the office of secretary and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

         SECTION 12. ASSISTANT SECRETARIES. At the request of the Secretary or in his absence or disability, the Assistant Secretary designated by him (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors or the President) shall perform all the duties of the Secretary and when so acting shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Secretary and shall be sworn to the faithful discharge of their duties.

         SECTION 13.   THE TREASURER. The Treasurer shall:

         (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Company;

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         (b)  cause the moneys and other valuable effects of the Company to be deposited in the name and to the credit of the Company in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with Section 3 of ARTICLE V of these By-Laws or to be otherwise dealt with in such manner as the Board of Directors may direct;

         (c) cause the funds of the Company to be disbursed by checks or drafts upon the authorized depositories of the Company and cause to be taken and preserved proper vouchers for all moneys disbursed;

         (d) render to the Board of Directors or the President whenever requested a statement of the financial condition of the Company and all of his transactions as Treasurer:

         (e) cause to be kept at the principal office of the Company correct books of account of all its business and transactions and exhibit such books to any director upon application at such office during business hours;

         (f)  except as otherwise permitted by the provisions of Section 1 of
ARTICLE VI of these By-Laws, sign (unless the Secretary, an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Company, the issuance of which shall have been duly authorized; and

         (g) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

         SECTION 13. ASSISTANT TREASURERS. At the request of the Treasurer or in his absence or disability, the Assistant Treasurer designated by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the President) shall perform all the duties of the Treasurer and when so acting shall have all the powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Treasurer.

         SECTION 14. SALARIES. The salaries of the officers of the Company shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 3 of this ARTICLE III. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company.

         SECTION 15. SURETY BONDS. In case the Board of Directors shall so require, any officer or agent of the Company shall execute to the Company a bond in such sum and with such surety or sureties as the Board of Directors may direct conditioned upon the faithful discharge of his duties.

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                                   ARTICLE IV

                      REIMBURSEMENT AND INDEMNIFICATION OF
                    OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

         SECTION 1. NON-DERIVATIVE ACTIONS. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expense (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, has reasonable cause to believe that his conduct was unlawful.

         SECTION 2. DERIVATIVE ACTIONS. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, serving at the request of the Company as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. EXPENSES. To the extent that a director, officer or employee of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this ARTICLE IV, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 4. STANDARD OF CONDUCT. Any indemnification under Sections 1 and 2 of this ARTICLE IV (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by a majority vote of the stockholders.

         SECTION 5. UNDERTAKINGS. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, if authorized by the Board of Directors in the specific case, and only upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this ARTICLE IV.

         SECTION 6.    NON-EXCLUSIVITY. The indemnification provided by this
ARTICLE IV shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, statute, court decision, insurance policy or otherwise, now or hereafter in effect, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs. executors and administrators of such a person.

         SECTION 7. INSURANCE. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this ARTICLE IV or of the General Corporation Law of the State of Delaware.

         SECTION 8. DEFINITIONS. For the purposes of this ARTICLE IV, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes or penalties assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, or employee of the Company which imposes duties on, or involves services by, such director, officer or employee with respect to any employee benefit plan, its participants or beneficiaries; and a person who acting in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this
ARTICLE IV.

         SECTION 9. INDEMNIFICATION AGREEMENTS. Without limiting the generality of the foregoing, the Company shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of present or future directors and officers of the Company in connection with their service to or status with the Company or any other corporation, entity, or enterprise with whom such person is serving at the express written request of the Company.

                                    ARTICLE V

             EXECUTION OF INSTRUMENTS AND DEPOSIT OF CORPORATE FUNDS

         SECTION 1. EXECUTION OF INSTRUMENTS GENERALLY. The President or any Vice President, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Company. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company and such authorization may be general or confined to specific instances.

         SECTION 2. LOANS. No loans or advances shall be contracted on behalf of the Company and no negotiable paper shall be issued in its name unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Company thereunto so authorized may effect loans and advances for the Company and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Company. Any officer or agent of the Company thereunto so authorized may pledge, hypothecate, mortgage or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Company, any and all stocks, bonds, other securities and other personal property or real or intangible property at any time held by the Company and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

         SECTION 3. DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories or otherwise invested as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Company in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

         SECTION 4. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers or agent or agents of the Company and in such manner as from time to time shall be determined by the Board of Directors.

         SECTION 5. PROXIES. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Company shall be executed and delivered from time to time on behalf of the Company by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company or by any other person or persons thereunto authorized by the Board of Directors.

                                   ARTICLE VI

                            SHARES AND THEIR TRANSFER

         SECTION 1. STOCK CERTIFICATES. Every holder of stock in the Company shall be entitled to have a certificate signed by or in the name of the Company by the Chairman of the Board or the President or a Vice President or the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certifying the number and class of shares owned by him in the Company; provided, however, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Company and a registrar, the signature of any such Chairman of the Board, President, Vice-President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be facsimile. In case any officer or officers of the Company who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Company whether because of death, resignation or otherwise before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Company; and the issuance and delivery by the Company of any such certificate or certificates shall constitute an adoption thereof. Certificates representing shares of stock of the Company shall be in such form as shall be approved by the Board of Directors. In case any such certificate shall be for shares with respect to which only a part of the consideration shall have been paid, such certificate shall state that it represents partly paid shares and shall show on the face or back thereof the total amount of the consideration to be paid therefor, the amount paid thereon and when the remainder of the consideration shall be payable. There shall be entered upon the stock books of the Company at the time of issuance of each share the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and class of such shares and the date of issuance thereof. Every certificate exchanged or returned to the Company shall be marked "Cancelled", with the date of cancellation.

         SECTION 2. TRANSFER OF STOCK. Transfers of shares of stock of the Company shall be made on the books of the Company by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Company or any of its transfer agents, on surrender of the certificate or certificates representing such shares. The Company and its transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof except as otherwise expressly provided by the statutes of the State of Delaware; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary of the Company or to any of its transfer agents, such fact shall be expressed in the entry of the transfer.

         SECTION 3. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATES. The Board of Directors shall have the power to close the stock transfer books of the Company for a period not exceeding sixty (60) days preceding the date of any meeting of, stockholders or the date for payment of any dividends or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange or capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof or entitled to receive payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any such stock on the books of the Company after any such record date fixed as aforesaid.

         SECTION 4. REGULATIONS. Subject to the provisions of this ARTICLE VI, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of stock of the Company.

         SECTION 5. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the Company and may require all such certificates to bear the signature of either or both.

         SECTION 6. LOST OR DESTROYED CERTIFICATES. The holder of any shares of stock of the Company shall immediately notify the Company and its transfer agents and registrars, if any, of any loss or destruction of the certificates representing the same. The Company may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate or his legal representatives to give the Company a bond in such sum and in such form as the Board of Directors may direct or approve and with such surety or sureties as may be satisfactory to the Board of Directors to indemnify the Company and the transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when in the judgment of the Board of Directors it is proper to do so.

                                   ARTICLE VII

                                 CORPORATE SEAL

         The corporate seal shall be circular in form and shall bear the name of the Company and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the Company shall end each year on the last Saturday of the month of February.

                                   ARTICLE IX

                                   AMENDMENTS

         Except as otherwise provided by statute or by the Certificate of Incorporation, all By-Laws of the Company may be amended, altered or repealed and new By-Laws may be made either (1) by the affirmative vote of the holders of record of a majority of the outstanding shares of stock of the Company entitled to vote given at any annual or special meeting or (2) by the affirmative vote of at least a majority of the whole Board of Directors given at any regular or special meeting; provided that any By-Law permitting action only by the vote of greater than a majority of outstanding shares or greater than a majority vote of the Board of Directors may be amended, altered or repealed only upon such percentage vote of outstanding shares or of the Board of Directors, as the case may be, as set forth in such By-Law.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          Lillian Vernon Corporation


Date: October 9, 2000                     By: /s/ WAYNE A. PALLADINO
                                              -------------------------------
                                              Wayne A. Palladino
                                              Senior Vice President and
                                              Chief Financial Officer

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